UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2023

Disc Medicine, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39438	85-1612845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Arsenal Street, Suite 101
Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 674-9274

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IRON	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On June 9, 2023, Disc Medicine, Inc. (the “Company”) issued a press release announcing initial data from its ongoing Phase 2 open-label BEACON trial evaluating bitopertin, an orally administered investigational glycine transporter 1 (“GlyT1”) inhibitor, in patients with erythropoietic protoporphyria (“EPP”) and X-linked protoporphyria (“XLP”) at the European Hematology Association 2023 Congress. The Company hosted a live webcast on June 9, 2023 at 7:30 a.m. ET. An archived webcast will be available for 30 days on the events & presentations section of the Company’s website. The Company also updated its corporate presentation. A copy of the press release and the Company’s updated corporate presentation are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K. The corporate presentation will also be available in the investor relations section of the Company’s website at https://ir.discmedicine.com. Information contained on the Company’s website is not incorporated by reference into this Current Report on Form 8-K, and you should not consider any information on, or that can be accessed from, the Company’s website as part of this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2 attached hereto) is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such filing. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibits 99.1 and 99.2.

Item 8.01	Other Events.

On June 9, 2023, the Company announced initial data from its ongoing Phase 2 open-label BEACON trial evaluating bitopertin, an orally administered investigational GlyT1 inhibitor, in patients with EPP and XLP.

BEACON Initial Data

The BEACON trial is a randomized, open-label, parallel-arm trial enrolling up to 22 patients with EPP or XLP at trial sites in Australia. This trial was designed to assess changes in levels of Protoporphyrin IX (“PPIX”), as well as measures of photosensitivity, quality of life, and safety and tolerability. Subjects are randomized to receive either 20 mg or 60 mg of bitopertin once-daily for 24 weeks, after which patients have the option of continuing in an open-label extension of the trial for up to an additional 24 weeks. The trial is ongoing and these data reflect initial data from 15 subjects enrolled as of the data cutoff of May 8, 2023, with a range of treatment durations from 18 days to 6 months. Due to batch processing of samples, the data cutoff for PPIX data was April 7, 2023.

Highlights of the initial data presented:

•	PPIX levels: Significant, consistent, dose-dependent, and sustained reductions of whole-blood, metal-free PPIX; mean reduction of >40% when compared to baseline

•

Measures of light tolerance (individual) from two participants with the longest follow-up demonstrated substantial increases in sunlight tolerance as measured by time in sunlight without experiencing a prodrome (initial symptoms that signal a pain attack), or “sunlight challenge”:

•

A participant on 20 mg bitopertin reported a >80-fold increase in sunlight tolerance on day 88 of treatment, increasing from 4.5 minutes at baseline to over 6 hours; the participant did not report a prodrome during any sunlight challenge after Day 20

•

A participant on 60 mg bitopertin reported a >200-fold increase in sunlight tolerance on day 74 of treatment, increasing from 1.25 minutes at baseline to over 4 hours, and did not report a prodrome during any sunlight challenge after Day 120

•	Measures of light tolerance (aggregated across participants from whom data was available in the trial):

•	Average weekly total time spent in sunlight: increased from 344 minutes (approximately 49 minutes per day) to 1,200 minutes at Week 24

•	Time to prodrome during sunlight challenge (averaged over a two-week period): increased >7-fold, from 25 minutes at baseline to 182 minutes at Week 24

•	Increased proportion of days without symptoms: 75% vs. 25% (baseline)

•	Increased proportion of sunlight challenges without prodromes: 50% vs. 0% (baseline)

•	Phototoxic reactions: 96% reduction in patient-reported phototoxic reactions while on treatment compared to baseline (n=15)

•	Measures of patient quality of life

•	Patient Global Impression of Change (PGIC): All 10 patients that had completed a day 43 visit reported their disease was much better (n=8) or a little better (n=2) in the last 7 days

•	Patient Global Impression of Severity (PGIS): Nine out of 10 patients that had completed a day 43 visit reported their EPP was mild (n=3) or not at all severe (n=6)

•

EPP Impact Questionnaire (EPIQ): For patients whose most recent data was Day 43, 4/8 patients reported an improvement in the impact of EPP on quality of life and 4/8 reported no change in the impact of EPP on quality of life. For patients whose most recent data was after Day 43, 2/2 reported marked improvement in the impact of EPP on quality of life, reporting no impact of EPP on quality of life.

•

Bitopertin was well-tolerated at both dose levels with no reported serious adverse events, no reported discontinuations or dose reductions, no reported adverse events greater than Grade 1, and no meaningful changes observed in mean hemoglobin levels.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding the Company’s expectations with respect to its BEACON Phase 2 clinical trial of bitopertin and projected timelines for the initiation and completion of its clinical trials, the timing of additional data and other activities. The use of words such as, but not limited to, “aim,” “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” or the negative of these terms and other similar words or expressions that are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of the Company’s business, future plans and strategies, clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and investors should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements as a result of a number of material risks and uncertainties including but not limited to: the adequacy of the Company’s capital to support its future operations and its ability to successfully initiate and complete clinical trials; the nature, strategy and focus of the Company; the difficulty in predicting the time and cost of development of the Company’s product candidates; the Company’s plans to research, develop and commercialize its current and future product candidates; the timing of initiation of the Company’s planned preclinical studies and clinical trials; the timing of the availability of data from the Company’s clinical trials; the Company’s ability to identify additional product candidates with significant commercial potential and to expand its pipeline in hematological diseases; the timing and anticipated results of the Company’s preclinical studies and clinical trials and the risk that the results of the Company’s preclinical studies and clinical trials may not be predictive of future results in connection with future studies or clinical trials and may not support further development and marketing approval; the other risks and uncertainties described in the “Risk Factors” section of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and other documents filed by the Company from time to time with the Securities and Exchange Commission (the “SEC”), as well as discussions of potential risks, uncertainties, and other important factors in the Company’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. None of the Company, nor its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law.

Item 9.01.	Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Disc Medicine, Inc. on June 9, 2023, furnished herewith.

99.2	Disc Medicine, Inc. Investor Presentation, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISC MEDICINE, INC.

Date: June 9, 2023	By:	/s/ John Quisel
	Name:	John Quisel, J.D., Ph.D.
	Title:	Chief Executive Officer